Pricing Supplement No. 11 Dated February 12, 1999   Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated October 27, 1998 and          File No.: 333-38387-99
Prospectus Supplement dated November 4, 1998)

                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES A

Date of Issue:  2/17/99 [X] Fixed Rate    [ ] Commercial Paper Rate Note  [ ] LIBOR Reuters
                        [X] Senior        [ ] Federal Funds Rate Note     [ ] LIBOR Telerate
Maturity Date:  2/17/04 [ ] Subordinated  [ ] CD Rate Note                [ ] Prime Rate Note
                                          [ ] CMT Rate Note               [ ] Treasury Rate Note
                                          [ ] LIBOR Note                  [ ] Other

CUSIP: 06422NCN4

Principal Amount: $500,000,000.00

Issue Price (As a Percentage of Principal Amount): 99.6%

Interest Rate/Initial Interest Rate: 5.625%

Interest Payment Dates: 17th Day of February and August of each year

Interest Reset Dates: None

Index Maturity: None

Designated CMT Maturity Index: None

Designated CMT Telerate Page: None

Spread: None

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: None

Interest Rate Reset Period: None

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): None

Additional Terms:

This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM") and Banc One Capital Markets, Inc. ("BOCM"), wholly owned subsidiaries of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM and BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.